UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  June 10, 2008
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

E*TRADE Financial Corporation, a Delaware corporation (the “Company”), has entered into Exchange Agreements with certain existing holders of its outstanding debt securities (the “Holders”), pursuant to which the Company issued shares of its common stock, par value $0.01 per share (the “Common Stock”), in consideration of and in exchange for the Company’s debt securities held by such Holders (the “Exchanged Notes”).  Between June 10, 2008 and June 13, 2008, the Company issued shares of Common Stock in exchange for Exchanged Notes as set forth in the table below.  All shares of the Common Stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 3(a)(9) thereunder.  No commission or remuneration was paid or given, directly or indirectly, for soliciting these transactions.

Type of Exchanged Note	Aggregate Principal Amount of Exchange Notes	Number of Shares Issued to Holders
7 3/8% Senior Notes due 2013	$18,000,000	4,700,690
8% Senior Notes due 2011	$16,300,000	4,361,688
Totals:	$34,300,000	9,062,378

Item 9.01  Financial Statements and Exhibits

(d)     Exhibits

10.1	Form of Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 6, 2008.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: June 13, 2008	By: /s/ Russell Elmer
Russell S. Elmer
General Counsel